UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2021

GAMING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-249998	35-2675083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

413 West 14th Street

New York, New York, USA 10014

(Address of principal executive offices, and zip code)

(347) 983-1227

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On February 3, 2021, Gaming Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement with certain accredited investors (“Purchase Agreement”), pursuant to which the Company sold an aggregate of 1,600,000 shares of common stock (the “Shares”) at a purchase price of $2.50 per share for cash proceeds of $4,000,000. In connection with the Purchase Agreement, the Company issued to certain registered brokers warrants to purchase an aggregate of 144,000 shares of common at an exercise price of $2.50 per share, with an expiration date 5 years from the date of issuance, pursuant to the terms of certain finder’s fee agreements previously entered into by the Company and such brokers.

Under the terms of the Purchase Agreement, each investor was granted customary piggyback registration rights in the event the Company proposes to register the offer and sale of any shares of its common stock, subject to the limitations set forth in the Purchase Agreement, such as a registration statement solely relating to an offering or sale to employees or directors of the Company pursuant to employee stock plan or in connection with any dividend or distribution. The Purchase Agreement also provides the investors the option and right to participate in future capital raising transactions at the same purchase price and on the same terms and conditions as other investors participating in such transactions, for an aggregate purchase price of up to $6,000,000.

If, at any time during the twelve months following sale of the Shares, the Company issues or sells shares of common stock or common stock equivalents, except for certain exempt issuances as described in the Purchase Agreement, at a price below $2.50 per share, then immediately upon such issuance or sale, the Company will deliver to the investors that number of restricted shares of common stock equal to the difference between the number of Shares purchased by the investor pursuant to this Purchase Agreement and the number of shares of common stock the investor would have received for the investor’s subscription amount at the dilutive issuance price.

The foregoing summary of the Purchase Agreement is qualified by reference to the form of the Purchase Agreement which is filed as an exhibit to this report.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 is incorporated by reference into this Item 3.02.

Between January 5, 2021 and February 5, 2021, the Company issued an aggregate of 536,934 shares of common stock to certain consultants and service providers as consideration for services provided.

On March 11, 2020, the Company completed a private placement with certain additional accredited investors for the sale of an aggregate of 16,600 shares of common stock at a purchase price of $2.50 per share for cash proceeds of $41,500.

In connection with foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) thereunder, for transactions not involving a public offering.

Item 8.01 Other Events

On March 26, 2021, the Company’s Board of Directors determined to release from the restrictions that they were subject to under lock-up agreements between the Company and the holders thereof all shares of Company common stock that the Company registered for resale in its Registration Statement on Form S-1, originally declared effective by the Securities and Exchange Commission on December 15, 2020, that had not previously been released. 16,286,326 shares of common stock remain subject to lock-up agreements prohibiting the sale of such shares prohibiting the sale of such shares prior to the twelfth (12th) month from the date our shares are listed on and posted for trading on a national securities exchange. On March 3, 2021, our common stock was approved by FINRA for quotation on the OTC Pink market under the symbol “GMGT.” Trading of our common stock has not yet commenced, and there is no established trading market for our common stock. The potential market for our common stock is currently extremely limited and the liquidity of our shares may be severely limited.  There can be no assurance that an active market for our shares will ever be established or, if ever established, will continue.

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Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMING TECHNOLOGIES, INC.

Dated: April 1, 2021	By:	/s/ Jason Drummond
	Name:	Jason Drummond
	Title:	CEO

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